Exhibit 99.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of April 13, 2023, is made by and among REGULUS THERAPEUTICS INC., a Delaware corporation (the “Company”), and the Purchasers listed on Exhibit A hereto, together with their permitted transferees (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act.

B. The Purchasers desire to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, shares of Common Stock (the “Common Shares”) and shares of Class A-5 Convertible Preferred Stock (the “Preferred Shares” and, together with the Common Shares, the “Shares”), having an aggregate purchase price of up to $15,030,083 as more fully described in this Agreement.

C. The capitalized terms used herein and not otherwise defined have the meanings given them in Article 7.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

1.1 Closing.

(a) Purchase and Sale of Securities. At the closing of the transaction contemplated by this Agreement (the “Closing”), the Company will sell and issue to each Purchaser, and each Purchaser will, severally and not jointly, purchase from the Company, the number of Common Shares equal to (x) the dollar amount set forth opposite such Purchaser’s name on Exhibit A hereto under the heading “Subscription Amount” divided by (y) the Market Price, rounded down to the nearest whole share; provided, however, in the event the number of Common Shares resulting from the foregoing calculation would result in such Purchaser, together with its Attribution Parties, beneficially owning in excess of the Beneficial Ownership Limitation of the outstanding Common Stock immediately after the Closing, then (i) the number of Common Shares otherwise issuable to such Purchaser at the Closing will be reduced by the number (such number, the “Overage Number”) of Common Shares that would result in such Purchaser beneficially owning, together with its Attribution Parties, no more than the Beneficial Ownership Limitation of the outstanding Common Stock immediately after the Closing, and (ii) the Company will issue to such Purchaser at the Closing the maximum number of whole Preferred Shares which are convertible (in the aggregate and without regard to any conversion limitations) into a number of Conversion Shares that does not exceed the Overage Number.

(b) Payment. At the Closing, each Purchaser will pay to an account designated by the Company, by wire transfer of immediately available funds, the amount set forth opposite its name on Exhibit A hereto under the heading “Subscription Amount”. The Company will (i) instruct the Transfer Agent to credit each Purchaser the number of Common Shares purchased by the Purchaser pursuant to Section 1.1 hereof (and, upon request, will deliver stock certificates to such Purchaser representing such Common Shares), (ii) if applicable, issue a certificate evidencing the Preferred Shares purchased by such Purchaser pursuant to Section 1.1 hereof and (iii) on the Closing Date (defined below) deliver written notice from the Company or the Transfer Agent evidencing the issuance to the Purchaser of the Common Shares and Preferred Shares on and as of the Closing Date.

(c) Closing Date. The Closing will take place as soon as reasonably practicable after the date hereof but no later than April 14, 2023 (the date on which the Closing actually occurs, the “Closing Date”) and the Closing will be held remotely via the exchange of documents and signatures, or at such other time and place as agreed upon by the Company and the Purchasers subscribing for a majority of the Shares to be sold and issued hereunder (the Preferred Shares to be counted on an as-converted-to-common-stock basis), based on the amounts set forth on Exhibit A hereto under the heading “Subscription Amount”.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers and the Placement Agents as of the date of this Agreement that:

2.1 Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the reports, schedules, forms, statements and other documents required to be filed by it with the SEC, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, the “SEC Documents”) and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company.

2.2 Authorization of Capital Stock. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share. As of March 31, 2023, 256,700 shares of Preferred Stock were designated Class A-1 Convertible Preferred Stock, 1,330,832 shares were designated Class A-2 Convertible Preferred Stock, 258,707 shares were designated Class A-3 Convertible Preferred Stock and 3,725,720 shares were designated Class A-4 Convertible Preferred Stock. As of the Closing, 140,827 shares of Preferred Stock will be designated Class A-5 Convertible Preferred Stock. As of March 31, 2023, 16,859,733 shares of Common Stock were issued and outstanding and 5,571,959 shares of Preferred Stock were issued and outstanding, 256,700 shares of which were Class A-1 Convertible Preferred Stock, 1,330,832 shares of which were Class A-2 Convertible Preferred Stock, 258,707 shares of which were Class A-3 Convertible Preferred Stock and 3,725,720 shares of which were Class A-4 Convertible Preferred Stock. No shares of Class A-5 Convertible Preferred Stock are issued and outstanding immediately prior to the Closing. The shares of capital stock of the Company, including the Common Stock outstanding prior to the issuance of the Shares, have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of the preemptive or similar rights of any security holder of the Company.

2.3 Authorization of Shares. The Shares of Common Stock issuable upon conversion of the Class A-5 Convertible Preferred Stock (the “Conversion Shares”) have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Class A-5 Certificate of Designation, will be validly issued, fully paid and non-assessable, and the issuance of such Shares and Conversion Shares will not be subject to any preemptive or similar rights of stockholders of the Company.

2.4 Private Placement. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article 3 hereof, the issuance of the Shares and the Conversion Shares are exempt from registration under the Securities Act.

2.5 Authorization and Execution of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

2.6 Absence of Defaults and Conflicts. Except as otherwise disclosed in the SEC Documents, the Company is not (i) in violation of its charter, by-laws or similar incorporation or organizational documents or (ii) in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”), except in the case of clause (ii), for such violations and defaults that would not result in a Material Adverse Effect on the Company; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement, and compliance by the Company with its obligations under this Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach of any of the terms and provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except in each case (other than with respect to such charter, by-laws or similar organizational documents of the Company) for such conflicts, violations, breaches or defaults which would not reasonably be expected to result in a Material Adverse Effect on the Company. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness that is material to the operations or financial results of the Company (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

2.7 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub- division thereof is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares and Conversion Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations of the SEC thereunder, state securities or blue sky laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or Nasdaq.

2.8 No Material Adverse Effect. Except as otherwise disclosed in the SEC Documents, subsequent to the respective dates as of which information is given in the SEC Documents: (a) the Company has not sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (b) there has not been any change in the capital stock or increase in short-term or long-term debt of the Company, other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or settlement of outstanding options, warrants or restricted stock units as described in the SEC Documents, and (c) there has not occurred any Material Adverse Effect, or any development that would result in a prospective Material Adverse Effect, in or affecting the condition, financial or otherwise, or in or affecting the revenues, business, assets, management, financial position, stockholders’ equity, operations or results of operations or prospects of the Company.

2.9 Absence of Proceedings. There are no legal or governmental proceedings, inquiries or investigations pending or, to the Company’s knowledge, threatened to which the Company is a party or to which any of the properties of the Company is subject, other than proceedings accurately described in all material respects in the SEC Documents or proceedings that would not have a Material Adverse Effect on the Company, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

2.10 Investment Company Act of 1940. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described herein will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

2.11 Registration Rights. Except as described in the SEC Documents, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares and Conversion Shares registered pursuant to a Registration Statement other than rights that have been validly waived.

2.12 Title to Real and Personal Property. Except as set forth in the SEC Documents, the Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects, except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

2.13 Title to Intellectual Property. Except as disclosed in the SEC Documents, the Company owns, possesses, licenses or has other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property that, to the knowledge of the Company, is necessary for the conduct of the Company’s business as now conducted (as described in the SEC Documents, collectively, the “Company Intellectual Property”), and, to the Company’s knowledge, the patents, trademarks, and copyrights included within the Company Intellectual Property are valid, enforceable, and subsisting. Except as set forth in the SEC Documents or except in each case as would not reasonably be expected to have a Material Adverse Effect on the Company: (a) there are no material rights of third parties to any such Company Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Company Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Company Intellectual Property; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Company Intellectual Property; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (f) to the Company’s knowledge, there is no U.S. patent which contains claims that dominate any Company Intellectual Property described in the SEC Documents or that interferes under 35 U.S.C. §102(g) with the pending claims of any Company Intellectual Property; (g) to the Company’s knowledge, there is no prior art of which the Company is aware that would render any U.S. patent held by the Company invalid which has not been disclosed to the U.S. Patent and Trademark Office (the “PTO”); and (h) the Company is not obligated to pay a material royalty, grant a license, or provide other material consideration to any third party in connection with the Company Intellectual Property. Except as otherwise disclosed in the SEC Documents, to the Company’s knowledge, all patents and patent applications owned by the Company and filed with the PTO or any foreign or international patent authority (the “Company Patent Rights”) and all patents and patent applications in-licensed by the Company and filed with the PTO or any foreign or international patent authority (the “In-licensed Patent Rights”) have been duly and properly filed; the Company has complied with their duty of candor and disclosure to the PTO for the Company Patent Rights and, to the Company’s knowledge, the licensors of the In-licensed Patent Rights have complied with their duty of candor and disclosure to the PTO for the In-licensed Patent Rights.

2.14 Insurance. Except as set forth in the SEC Documents, the Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; the Company has not been refused any coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company.

2.15 Licenses and Permits. Except as set forth in the SEC Documents, the Company possesses all certificates, authorizations, consents, approvals, orders, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities (collectively, the “Permits”), including the FDA and any other state, federal or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, necessary to conduct its business as now conducted and described in the SEC Documents, other than such certificates, authorizations, consents, approvals, orders, licenses and permits, the lack of which would not individually or in the aggregate have a Material Adverse Effect on the Company. Except as otherwise disclosed in the SEC Documents, all of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as otherwise disclosed in the SEC Documents, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or investigation that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Permit which revocation, modification, termination, suspension or other impairment would have a Material Adverse Effect on the Company.

2.16 Accounting Controls. The Company has taken all actions reasonably necessary to ensure that, within the time period required by applicable law, the Company will have established and will maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“U.S. GAAP”). Except as set forth in the SEC Documents, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

2.17 Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

2.18 Independent Accountants. Ernst & Young LLP, who have certified the financial statements and supporting schedules of the Company that are included in the SEC Documents and which will be included as a part of the Registration Statement, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations of the SEC thereunder.

2.19 SEC Documents. The Company has timely filed the SEC Documents required to be filed by it with the SEC since January 1, 2022, pursuant to the reporting requirements of the Exchange Act. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.20 Financial Statements. (a) The financial statements included in the SEC Documents, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved except, in the case of unaudited interim financial statements, for normal year-end audit adjustments and the exclusion of footnotes. The summary financial information included in the SEC Documents present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements included in the SEC Documents. (b) Except as set forth in the SEC Documents, there are no off-balance sheet arrangements, outstanding guarantees or other contingent obligations of the Company that would reasonably be expected to have a Material Adverse Effect on the Company. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity, that would reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in SEC Documents which have not been described as required.

2.21 Tax Liabilities and Reserves. Other than as set forth in the SEC Documents, any tax returns required to be filed by the Company in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from the Company have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a Material Adverse Effect on the Company. There is no material proposed tax deficiency, assessment, charge or levy against the Company, as to which a reserve would be required to be established under U.S. GAAP, that has not been so reserved or that should be disclosed in the SEC Documents that has not been so disclosed, except for any such deficiency, assessment, charge or levy which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

2.22 Related Party Transactions. Except as described in the SEC Documents, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, licensees, licensors or suppliers of the Company, on the other hand, that is required to be described in the SEC Documents which is not so described. There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees of indebtedness by the Company, to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as otherwise disclosed in the SEC Documents.

2.23 Commission Agreements. The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agents for a brokerage commission, finder’s fee or like payment in connection with any transaction contemplated by this Agreement, except for dealings with the Placement Agents, whose commissions and fees will be paid by the Company.

2.24 Foreign Corrupt Practices Act. Except as otherwise disclosed in the SEC Documents, neither the Company nor, to the Company’s knowledge, any of its affiliates, directors, officers, employees, agents or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a material violation by such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the Company’s knowledge, its affiliates have conducted their businesses in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

2.25 Use of Proceeds. The Company shall use the net proceeds of the sale of the Shares hereunder for non- clinical and clinical development activities for its product candidates and general corporate purposes.

2.26 Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.27 No Reliance. The Company has not relied upon the Placement Agents or legal counsel for the Placement Agents for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

2.28 No Manipulation of Stock. The Company has not taken, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

2.29 Never a Shell Company. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

2.30 The Nasdaq Capital Market. The Common Stock is listed on The Nasdaq Capital Market, and to the Company’s knowledge, there are no proceedings to revoke or suspend such listing. Except as otherwise disclosed in the SEC Documents, the Company is in material compliance with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements.

Any certificate signed by an authorized officer of the Company and required to be delivered to the Placement Agents or to counsel for the Placement Agents in connection with this Agreement shall be deemed to be a representation and warranty by the Company to the Placement Agents as to the matters set forth therein.

ARTICLE 3

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company and the Placement Agents, severally and not jointly, with respect to itself and its purchase hereunder, that as of the Closing:

3.1 Investment Purpose. The Purchaser is purchasing the Shares for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other Persons regarding the sale or distribution of such Shares except in accordance with the provisions of Article 6 and except as would not result in a violation of the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the provisions of Article 6 or pursuant to and in accordance with the Securities Act.

3.2 Information. The Purchaser has been furnished with all relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, and materials relating to the offer and sale of the Shares, that have been requested by the Purchaser, including, without limitation, the SEC Documents, and the Purchaser has had the opportunity to review the SEC Documents. The Purchaser has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained in the Agreement. The Purchaser specifically understands and acknowledges that, on the date of this Agreement and on the Closing Date, the Company may have in its possession non-public information that could be material to the market price of the Shares. The Purchaser hereby represents and warrants that, in entering into this Agreement and consummating the transactions contemplated hereby, it does not require the disclosure of such non-public information to it by the Company in order to make an investment in the Shares, and hereby waives all present or future claims arising out of or relating to the Company’s failure to disclose such non-public information to the Purchaser. The Purchaser also specifically acknowledges that the Company would not enter into this Agreement or any related documents in the absence of such Purchaser’s representations and acknowledgments set out in this Agreement, and that this Agreement, including such representations and acknowledgments, are a fundamental inducement to the Company, and a substantial portion of the consideration provided by such Purchaser, in this transaction, and that the Company would not enter into this transaction but for this inducement.

3.3 Acknowledgement of Risk.

(a) The Purchaser acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation, (i) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Shares; (ii) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) the Purchaser may not be able to liquidate its investment; (iv) transferability of the Shares is extremely limited; (v) in the event of a disposition of the Shares, the Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the SEC Documents;

(b) The Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares; and

(c) The Purchaser has, in connection with the Purchaser’s decision to purchase Shares, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein and the information disclosed in the SEC Documents, and the Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Shares, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted any counsel to the Placement Agents or counsel to the Company.

3.4 Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

3.5 Transfer or Resale. The Purchaser understands that:

(a) the Shares have not been and are not being registered under the Securities Act (other than as contemplated in Article 6) or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act, as contemplated in Article 6; (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144;

(b) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c) except as set forth in Article 6, neither the Company nor any other Person is under any obligation to register the resale of the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.6 Legends.

(a) The Purchaser understands the certificates or book entries representing the Shares will bear a restrictive legend in substantially the following form, in addition to any other legend required by applicable state securities laws or as may be appropriate to legend any restrictions on transfer set forth in this Agreement (and a stop- transfer order may be placed against transfer of the certificates or book entries for such Shares):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

(b) To the extent the resale of any issued Common Shares or Conversion Shares is registered under the Securities Act pursuant to an effective Registration Statement, the Company agrees to promptly (i) authorize the removal of the legend set forth in Section 3.6(a) and any other legend not required by applicable law from such Common Shares or Conversion Shares, (ii) cause the Transfer Agent to issue such Common Shares or Conversion Shares without such legends to the holders thereof by electronic delivery at the applicable balance account at the Depository Trust Company upon surrender of any stock certificates evidencing such Common Shares or Conversion Shares and (iii) if required by the Transfer Agent, cause its counsel to issue a legal opinion to effect the removal of any restrictive legends. The Company’s obligation to remove legends under this Section 6(b) may be conditioned upon the Purchaser providing such representations and documentation as the Company or its legal counsel deems reasonably necessary in connection with the removal of restrictive legends, provided that the Company agrees to notify the Purchaser of any such necessary representations or documetantation as soon as reasonably practicable (which shall generally be within one Business Day following a request by a Purchaser). With respect to any Common Shares or Conversion Shares for which restrictive legends are removed pursuant to this Section 3.6(b), the holder thereof agrees to only sell such Common Shares or Conversion Shares when and as permitted by the effective Registration Statement covering such resale and in accordance with applicable securities laws and regulations, or in accordance with Rule 144.

(c) The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from any Common Shares or Conversion Shares issued to such Purchaser (i) following any sale, or certification by a Purchaser of the expected sale, of such Common Shares or Conversion Shares pursuant to Rule 144, or (ii) if such Common Shares or Conversion Shares are eligible for sale under Rule 144 following the expiration of the one-year holding requirement under subparagraphs (b)(1)(i) and (d) thereof and the Purchaser is not an affiliate of the Company, in each case following receipt from the Purchaser of an appropriate certification to such effect. Following the time a legend is no longer required for the Common Shares or Conversion Shares under this Section 3.6(c), the Company will, no later than two Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a legended certificate representing such securities (if any) and appropriate certifications that the applicable requirements have been satisfied (the “Securities Delivery Date”), deliver or cause to be delivered to such Purchaser a certificate or evidence of book entry representing such securities that is free from all restrictive and other legends or, in the case of Common Shares or Conversion Shares, if requested by Purchaser, by crediting such Common Shares or Conversion Shares to the account of the Purchaser or its designee with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system (“DWAC Delivery”); if the Company fails for any reason to deliver Common Shares or Conversion Shares via DWAC Delivery (if the Company is then a participant in DWAC) to a Purchaser as required by this Section 3.6(c) (other than a failure caused by incorrect or incomplete information provided by Purchaser to the Company), and if after such Securities Delivery Date such Purchaser is required to or otherwise purchases (in an open market transaction or otherwise), shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the Common Shares or Conversion Shares which such Purchaser was entitled to receive relating to such Securities Delivery Date (a “Buy-In”), then the Company shall pay in cash to such Purchaser (in addition to any other remedies available to or elected by such Purchaser) the amount by which (x) such Purchaser’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the lesser of the (a) the number of shares of Common Stock so purchased and (b) the aggregate number of Common Shares or Conversion Shares that such Purchaser was entitled to receive for the Securities Delivery Date multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions). For example, if a Purchaser purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to Common Shares or Conversion Shares that were not delivered via DWAC Delivery by the Securities Delivery Date with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000, the Company shall be required to pay such Purchaser $1,000. The Purchaser shall provide the Company written notice, within three (3) Business Days after the occurrence of a Buy-In, indicating the amounts payable to such Purchaser in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Common Shares or Conversion Shares via DWAC Delivery as required pursuant to the terms hereof.

3.7 Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.8 Residency. Unless the Purchaser has otherwise notified the Company in writing, the Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

3.9 Acknowledgements Regarding Placement Agents.

(a) The Purchaser acknowledges that each of the Placement Agents is acting as a placement agent on a “best efforts” basis for the Shares being offered hereby and will be compensated by the Company for acting in such capacity. The Purchaser represents that (i) the Purchaser was contacted regarding the sale of the Shares by a Placement Agent or the Company (or an authorized agent or representative thereof) with whom the Purchaser entered into a verbal or written confidentiality agreement and (ii) no Shares were offered or sold to it by means of any form of general solicitation or general advertising as such terms are used in Regulation D of the Securities Act.

(b) The Purchaser represents that it is making this investment based on the results of its own due diligence investigation of the Company, and has not relied on any information or advice furnished by or on behalf of either of the Placement Agents in connection with the transactions contemplated hereby. The Purchaser acknowledges that neither of the Placement Agents has made, and will not make, any representations and warranties with respect to the Company or the transactions contemplated hereby, and the Purchaser will not rely on any statements made by either of the Placement Agents, orally or in writing, to the contrary.

ARTICLE 4

COVENANTS

4.1 Reporting Status. The Company’s Common Stock is registered under Section 12 of the Exchange Act. During the Registration Period, the Company will timely file all documents with the SEC, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

4.2 Expenses. The Company and each Purchaser shall be liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

4.3 Financial Information. The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with U.S. GAAP, consistently applied (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q), and will fairly present in all material respects the financial position of the Company and results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

4.4 Securities Laws Disclosure; Publicity. On or before the fourth Business Day following the date hereof, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act. From and after the filing of such Current Report on Form 8-K or, if sooner, upon the Company’s issuance of a press release describing the terms of the transactions contemplated by this Agreement, the Company represents to the Purchasers that it shall have publicly disclosed the material terms and conditions of the transactions contemplated by this Agreement.

4.5 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information following the date of this Agreement that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser has consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company, provided that the Purchaser shall remain subject to applicable law.

4.6 Sales by Purchasers; Purchases Prior to the Closing. Each Purchaser will sell any Shares and, if applicable, any Conversion Shares held by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Purchaser will make any sale, transfer or other disposition of the Shares or, if applicable, Conversion Shares in violation of federal or state securities laws. Between the date of this Agreement and the Closing, each Purchaser agrees that neither it nor any of such Purchaser’s Attribution Parties will acquire any shares of Common Stock or any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, other than the Shares.

4.7 Reservation of Common Stock. The Company shall reserve and keep available at all times during which the Preferred Shares remain convertible, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares pursuant to the Class A-5 Certificate of Designation, as applicable.

ARTICLE 5

CONDITIONS TO CLOSING

5.1 Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Shares to each Purchaser at the Closing is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions:

(a) Receipt of Funds. The Company shall have received immediately available funds in the full amount of the Subscription Amount for the Shares being purchased in the Closing hereunder as set forth opposite such Purchaser’s name on Exhibit A hereto.

(b) Representations and Warranties. The representations and warranties made by each Purchaser in Article 3 shall be true and correct in all material respects as of the Closing Date.

(c) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares.

(e) Nasdaq Qualification. The Common Shares and the Conversion Shares shall be duly authorized for listing by Nasdaq, subject to official notice of issuance, to the extent required by the rules of Nasdaq.

(f) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(g) No Governmental Prohibition. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

5.2 Conditions to Purchasers’ Obligations. Each Purchaser’s obligation to complete the purchase and sale of the Shares is subject to the waiver by such Purchaser or fulfillment as of the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects as of the Closing Date.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Shares.

(d) Nasdaq Qualification. The Common Shares and the Conversion Shares shall be duly authorized for listing by Nasdaq, subject to official notice of issuance, to the extent required by the rules of Nasdaq.

(e) No Governmental Prohibition. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation

(f) Certificate of Designation. The Company shall have filed the Class A-5 Certificate of Designation with the Secretary of State of the State of Delaware prior to the Closing.

(g) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, as of the Closing.

(h) Transfer Agent Instructions. The Company shall have delivered to the Transfer Agent irrevocable instructions to issue to such Purchaser or in such nominee name(s) as designated by such Purchaser in writing such number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto.

ARTICLE 6

REGISTRATION RIGHTS

6.1 As soon as reasonably practicable, but in no event later than 30 days after the Closing Date (the “Filing Date”), the Company shall file a registration statement covering the resale of the Registrable Securities with the SEC for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders of a majority of such Registrable Securities may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3 (except if the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-1) and the Company shall effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as possible after the filing thereof, but in any event prior to the date which is five days after the receipt of a notification of no-review in the event of no review by the SEC, or 90 days after the Filing Date in the event of a review by the SEC. For purposes of clarification, any failure by the Company to file the Initial Registration Statement by the Filing Date or to effect such Registration Statement within such five days after the notification of no-review or 90 days after the Filing Date, as applicable, shall not otherwise relieve the Company of its obligations to file or effect the Initial Registration Statement as set forth above in this Section 6.1. In the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof, (ii) use its best efforts to file amendments to the Initial Registration Statement as required by the SEC and/or (iii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, Form S-1; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its best efforts to advocate with the SEC for the registration of all of the Registrable Securities. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use its best efforts to file with the SEC, within 30 days following the date allowed by the SEC, one or more registration statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, Form S-1, to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”). If the SEC limits the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), any required cutback of Registrable Securities (such Registrable Securities so cut back, the “Cut Back Securities”) shall be applied to the Purchasers pro rata in accordance with the number of such Registrable Securities sought to be included in such Registration Statement by reference to the amount of Registrable Securities set forth opposite such Purchaser’s name on Exhibit A (and in the case of a subsequent transfer, the initial Purchaser’s transferee) relative to the aggregate amount of all Registrable Securities. In no event shall any Purchaser be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, that if the SEC requests that a Purchaser be identified as a statutory underwriter in the Registration Statement, such Purchaser will have an opportunity to withdraw from the Registration Statement.

6.2 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.1 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

6.3 The Company further agrees that, in the event that (i) the Initial Registration Statement has not been filed with the SEC within 30 days after the Closing Date, (ii) the Initial Registration Statement or the New Registration Statement, as applicable, has not been declared effective by the SEC (a) within five days after receipt of a notification of no-review (in the event of a “no-review” by the SEC), or (b) within 90 days after the Filing Date (in the event of a review by the SEC), or (iii) after such Registration Statement is declared effective by the SEC, is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, other than, in each case, within the time period(s) permitted by Section 6.7(b) (each such event referred to in clauses (i), (ii) and (iii), (a “Registration Default”)), for more than 20 consecutive days or more than 40 days in any period of 365 days during which the Registration Default remains uncured, the Company shall pay to each Purchaser 1.0% of such Purchaser’s Subscription Amount as set forth on Exhibit A hereto of such Purchaser’s Registrable Securities for each 30-day period (a “Penalty Period”) (provided the payment amount shall increase by 1.0% of such Purchaser’s Subscription Amount as set forth on Exhibit A hereto for each subsequent 30-day period following the initial 30-day period), or pro rata for any portion thereof, during which the Registration Default remains uncured; provided, however, that if a Purchaser fails to provide the Company with any information that is required to be provided in such Registration Statement with respect to such Purchaser as set forth herein, then the commencement of the Penalty Period described above shall be extended until two Business Days following the date of receipt by the Company of such required information; and provided, further, that in no event shall the Company be required hereunder to pay to any Purchaser pursuant to this Agreement more than 3.0% of such Purchaser’s Subscription Amount of such Purchaser’s Registrable Securities in any Penalty Period and in no event shall the Company be required hereunder to pay to any Purchaser pursuant to this Agreement an aggregate amount that exceeds 10.0% of the Subscription Amount paid by such Purchaser for such Purchaser’s Securities. The Company shall deliver said cash payment to the Purchaser by the fifth Business Day after the end of such Penalty Period. Notwithstanding any other provision of this Section 6.3, no Registration Default as to the Cut Back Securities shall be deemed to have occurred until the date that is 30 days following the date on which the SEC permits the Cut Back Securities to be registered, and the payment of any penalty pursuant to this Section 6.3 shall be calculated to apply only to the percentage of Registrable Securities which are permitted by the SEC to be registered within the timeframes provided for in this Agreement.

6.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its best efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to a Holder, and to keep the applicable Registration Statement free of any material misstatements or omissions, until the earlier of the following: (i) the second anniversary of the Closing Date or (ii) the date all Common Shares and Conversion Shares held by or issuable to such Holder may be sold under Rule 144 without being subject to any volume, manner of sale or publicly available information requirements. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”

(b) advise the Holders within two Business Days:

(i) when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

(c) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d) if a Holder so requests in writing, promptly furnish to each such Holder, without charge, at least one copy of each Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the SEC;

(e) during the Registration Period, promptly deliver to each such Holder, without charge, as many copies of each prospectus included in a Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by a prospectus or any amendment or supplement thereto;

(f) during the Registration Period, if a Holder so requests in writing, deliver to each Holder, without charge, (i) one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (E) a copy of each full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (E);

(g) prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by any such Registration Statement;

(h) upon the occurrence of any event contemplated by Section 6.4(b)(v) above, except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, the Company shall use its best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;

(j) use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed;

(k) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144;

(l) provide to each Purchaser and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Purchaser may reasonably request in order to fulfill any due diligence obligation on its part; and

(m) permit a single counsel for the Purchasers to review any Registration Statement and all amendments and supplements thereto (other than supplements to a Registration Statement on Form S-1 solely for the purpose of incorporating other filings with the SEC into such Registration Statement and other than an amendment to a Registration Statement on Form S-1 for the purpose of converting such Registration Statement into a Registration Statement on Form S-3), within two Business Days prior to the filing thereof with the SEC; provided that each Purchaser shall have an opportunity to review all disclosures in which it is named prior to filing;

(n) permit each Purchaser to review the information contemplated to be included in the Selling Stockholder’s section of any Registration Statement relating to such Purchaser within two Business Days prior to the filing thereof with the SEC;

provided that, in the case of clauses (l), (m) and (n) above, the Company shall not be required (A) to delay the filing of any Registration Statement or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of a Holder or to incorporate any comments to any Registration Statement or any amendment or supplement thereto by or on behalf of a Holder if such inquiry or comments would require a delay in the filing of such Registration Statement, amendment or supplement, as the case may be, or (B) to provide, and shall not provide, any Purchaser or its representatives with material, non-public information unless such Purchaser agrees to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company.

6.5 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.1 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

6.6 (a) To the extent permitted by law, the Company shall indemnify each Holder and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder and each Person controlling such Holder, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder for use in preparation of any Registration Statement, prospectus, amendment or supplement; provided further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of such Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities.

(b) Each Holder will severally, and not jointly, indemnify the Company, each of its directors and officers, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each Person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder for use in preparation of any Registration Statement, prospectus, amendment or supplement. Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount actually received by the Holder from the sale of the Registrable Securities.

(c) Each party entitled to indemnification under this Section 6.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld, conditioned or delayed). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6.7 (a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement and prospectus contemplated by Section 6.1 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b) Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to any Registration Statement and prospectus contemplated by Section 6.1 during no more than two periods of no more than 30 consecutive calendar days each during any 12-month period to the extent that the Board of Directors of the Company determines in good faith that the sale of Registrable Securities under any such Registration Statement would be reasonably likely to cause a violation of the Securities Act or Exchange Act.

(c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing, including completing a Registration Statement Questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Article 6.

(d) Each Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five Business Days prior to the date on which the Holder first offers to sell any such Registrable Securities.

(e) At the end of the Registration Period the Holders shall discontinue sales of any Shares or Conversion Shares pursuant to any Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Shares or Conversion Shares covered by any such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of Shares or Conversion Shares registered which remain unsold immediately upon receipt of such notice from the Company.

6.8 With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, the Company shall use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

6.9 The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.1 may be assigned by a Holder in connection with a transfer by such Holder of all or a portion of its Registrable Securities, provided, however, that such transfer must be made at least ten days prior to the Filing Date and that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company at least ten days prior to the Filing Date; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 6.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

6.10 From the date hereof until 90 days following the time that Registration Statement(s) covering the resale of all Registrable Securities have been declared effective by the SEC, neither the Company nor any direct or indirect subsidiary of the Company shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file with the SEC a registration statement under the Securities Act of any of its equity securities other than a registration statement required to be filed pursuant to this Agreement, a registration statement on Form S-8 or, in connection with an acquisition, a registration statement on Form S-4; provided, however, that the foregoing restrictions in this Section 6.10 shall terminate upon such time as all of the Registrable Securities (a) have been publicly sold by the Holders or (b) may be sold under Rule 144 during any 90-day period. Notwithstanding the foregoing, the restrictions set forth in clause (i) of this Section 6.10 shall not apply with respect to any Exempt Issuance. As used herein, “Exempt Issuance” means the issuance of (a) shares of Common Stock or options or restricted stock units to employees, officers, consultants or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) the securities issuable upon conversion of the Preferred Shares and/or securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, or (c) shares of Common Stock or Common Stock Equivalents sold at a price per share of Common Stock that is equal to or greater than the Market Price.

6.11 The rights of any Holder under any provision of this Article 6 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by such Holder.

ARTICLE 7

DEFINITIONS

7.1 “Agreement” has the meaning set forth in the preamble.

7.2 “Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

7.3 “Attribution Parties” means, with respect to any Person, such Person’s Affiliates and any other Person whose beneficial ownership of Common Stock would be aggregated with such Person’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the SEC, including any “group” of which such Person is a member.

7.4 “Beneficial Ownership Limitation” means the percentage set forth opposite such Purchaser’s name on Exhibit A hereto under the heading “Beneficial Ownership Limitation”.

7.5 “Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

7.6 “Class A-5 Certificate of Designation” means the Certificate of Designation of Rights, Preferences and Privileges of the Class A-5 Convertible Preferred Stock setting forth the preferences, rights and limitations of the Preferred Shares to be filed prior to the Closing by the Company with the Secretary of State of Delaware substantially in the form attached hereto as Exhibit B.

7.7 “Closing” has the meaning set forth in Section 1.1(a).

7.8 “Closing Date” has the meaning set forth in Section 1.1(c).

7.9 “Common Shares” has the meaning set forth in Recital B to this Agreement.

7.10 “Common Stock” means the common stock, par value $0.001 per share, of the Company.

7.11 “Common Stock Equivalents” means any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock, or any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of, or voting or other rights of, shares of Common Stock.

7.12 “Company Intellectual Property” has the meaning set forth in Section 2.13.

7.13 “Cut Back Securities” has the meaning set forth in Section 6.1.

7.14 “Engagement Letters” means the Engagement Letters by and between the Company and each of the Placement Agents, dated February 24, 2023 in the case of SVB Securities LLC and March 1, 2023 in the case of H.C. Wainwright & Co., LLC.

7.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

7.16 “FDA” means the United States Food and Drug Administration.

7.17 “Filing Date” has the meaning set forth in Section 6.1.

7.18 “Financial Statements” means the financial statements of the Company included in the SEC Documents.

7.19 “Holders” means any Person holding Registrable Securities or any Person to whom the rights under Article 6 have been transferred in accordance with Section 6.9 hereof.

7.20 “Indemnified Party” has the meaning set forth in Section 6.6(c).

7.21 “Indemnifying Party” has the meaning set forth in Section 6.6(c).

7.22 “Initial Registration Statement” has the meaning set forth in Section 6.1.

7.23 “Market Price” means $0.9001.

7.24 “Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets or condition (financial or otherwise) of the Company, taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement.

7.25 “Nasdaq” means The Nasdaq Stock Market LLC.

7.26 “New Registration Statement” has the meaning set forth in Section 6.1.

7.27 “Penalty Period” has the meaning set forth in Section 6.3.

7.28 “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

7.29 “Placement Agents” means SVB Securities LLC and H.C. Wainwright & Co., LLC.

7.30 “Conversion Shares” has the meaning set forth in Section 2.3.

7.31 “Preferred Shares” has the meaning set forth in Recital B to this Agreement.

7.32 “Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

7.33 “Purchasers” has the meaning set forth in the preamble.

7.34 The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

7.35 “Registrable Securities” means (i) the Common Shares and (ii) the Conversion Shares; provided, however, that Common Shares and Conversion Shares shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) are held by a Holder or a permitted transferee pursuant to Section 6.9.

7.36 “Registration Default” has the meaning set forth in Section 6.3.

7.37 “Registration Expenses” means all expenses incurred by the Company in complying with Section 6.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

7.38 “Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation any Initial Registration Statement, any New Registration Statement and any Remainder Registration Statements) and amendments and supplements to such Registration Statements, including post-effective amendments.

7.39 “Registration Period” has the meaning set forth in Section 6.4(a).

7.40 “Remainder Registration Statement” has the meaning set forth in Section 6.1.

7.41 “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

7.42 “Rule 415” means Rule 415 promulgated under the Securities Act, or any successor rule.

7.43 “SEC” means the United States Securities and Exchange Commission.

7.44 “SEC Documents” has the meaning set forth in Section 2.1.

7.45 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

7.46 “Selling Expenses” means all selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

7.47 “Shares” has the meaning set forth in Recital B to this Agreement.

7.48 “Subscription Amount” has the meaning set forth in Section 1.1(a).

7.49 “Trading Day” means a day on which the principal Trading Market is open for trading.

7.50 “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, Nasdaq, or the New York Stock Exchange (or any successors to any of the foregoing).

7.51 “Transfer Agent” means Computershare Trust Company, N.A. or any successor transfer agent of the Company.

ARTICLE 8

GOVERNING LAW; MISCELLANEOUS

8.1 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws (whether of the State of New York or any other jurisdiction) which would result in the application of the laws of any other jurisdiction.

8.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement may also be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com).

8.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

8.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

8.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver by a party effected in accordance with this Section 8.5 shall be binding upon such party, including with respect to any Shares purchased under this Agreement at the time outstanding and held by such party (including securities into which such Shares are convertible and for which such Shares are exercisable) and each future holder of all such securities.

8.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by email or facsimile if sent during normal business hours of the recipient, and if sent at a time other than during normal business hours of the recipient, then on the next Business Day (provided, with respect to notices sent by email so long as such sent email is kept on file by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient), (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:  Regulus Therapeutics Inc.

4224 Campus Point Court, Suite 210

San Diego, CA 92121

Attn: Cris Calsada

Email: ccalsada@regulusrx.com

With a copy to:  Cooley LLP

10265 Science Center Drive

San Diego, CA 92121

Attn: Asa M. Henin

Email: ahenin@cooley.com

If to a Purchaser: To the address set forth immediately below such Purchaser’s name on the signature pages hereto. Each party will provide ten days’ advance written notice to the other parties of any change in its address.

8.7 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, and no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except as permitted in accordance with Section 6.9 hereof.

8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and the Placement Agents, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.9 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.10 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.11 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case. Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

8.12 Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive for a period of one year following the date hereof.

8.13 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms of this Agreement for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers. Notwithstanding anything to the contrary in the foregoing, each of the Purchasers has been advised, and is being advised by this Agreement, to consult with an attorney before executing this Agreement, and each Purchaser has consulted (or had an opportunity to consult) with counsel of such Purchaser’s choice concerning the terms and conditions of this Agreement for a reasonable period of time prior to the execution hereof and thereof.

8.14 Exculpation of the Placement Agents. Each party hereto agrees for the express benefit of the Placement Agents and their respective Affiliates and representatives that:

(a) The Placement Agents and their respective Affiliates and representatives (i) have no duties or obligations other than those specifically set forth herein or in their respective Engagement Letters; (ii) shall not be liable for any improper payment made in accordance with the information provided by the Company; (iii) make no representation or warranty, and have no responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or in connection with any of the transactions contemplated hereby; and (iv) shall not be liable (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon them by this Agreement, or (B) for anything which any of them may do or refrain from doing in connection with this Agreement, except in each case for such Person’s own gross negligence, willful misconduct or bad faith.

(b) The Placement Agents and their respective Affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as a Placement Agent hereunder pursuant to the indemnification provisions set forth in their respective Engagement Letters.

8.15 Waiver of Conflicts. Each Purchaser acknowledges that Cooley LLP, outside general counsel to the Company, may have in the past performed and may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley LLP inform the Purchasers hereunder of this representation and obtain their consent. Cooley LLP has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. Each Purchaser hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the Financing, Cooley LLP has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley LLP’s representation of the Company in the Financing.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

REGULUS THERAPEUTICS INC.

By:	/s/ Joseph P. Hagan
Name:	Joseph P. Hagan
Title:	President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

Purchaser: FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP., as attorney-in-fact for Federated Hermes Kaufmann Fund, a portfolio of Federated Hermes Insurance Series

By:	/s/ Stephen Van Meter
Name:	Stephen Van Meter
Title:	Vice President and Chief Compliance Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

Purchaser: FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP., as attorney-in-fact for Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Insurance Series

By:	/s/ Stephen Van Meter
Name:	Stephen Van Meter
Title:	Vice President and Chief Compliance Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

Purchaser: FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP., as attorney-in-fact for Federated Hermes Kaufmann Fund II, a portfolio of Federated Hermes Insurance Series

By:	/s/ Stephen Van Meter
Name:	Stephen Van Meter
Title:	Vice President and Chief Compliance Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

PURCHASER: Growth Equity Opportunities V, LLC

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

PURCHASER: DAFNA Lifescience L.P.

By:	/s/ Nathan Fischel
Name:	Nathan Fischel
Title:	C.E.O.

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

PURCHASER: DAFNA Lifescience Select L.P.

By:	/s/ Nathan Fischel
Name:	Nathan Fischel
Title:	C.E.O.

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

PURCHASER: AuGC BioFund

By:	/s/ Evan Markegard
Name:	Evan Markegard
Title:	Managing Partner

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

PURCHASER: Stelios Papadopoulos

By:	/s/ Stelios Papadopoulos

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

PURCHASER: Richard E. Gormley

By:	/s/ Richard E. Gormley

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Beneficial Ownership Limitation	Subscription Amount
Federated Hermes Kaufmann Small Cap Fund	19.90%	$4,176,464.00
Federated Hermes Kaufmann Fund	19.90%	$4,685,020.50
Federated Hermes Kaufmann Fund II	19.90%	$138,572.20
Growth Equity Opportunities V, LLC	9.99%	$5,000,024.00
DAFNA Lifescience L.P.	9.99%	375,000.56
DAFNA Lifescience Select L.P.	9.99%	124,999.59
AuGC BioFund	9.99%	$300,000.63
Stelios Papadopoulos, Ph.D.	9.99%	$200,000.42
Richard E. Gormley	9.99%	$30,000.34
Total:		$15,030,082.24